NSAR ITEM 77O
VK Investment Grade Municipal Trust
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase
    1           MA Federal HWY   Lehman    1,500,000      0.260      11/17/00
                                 Brothers

    2           New York City    Goldman    1,000,000     0.29        3/22/01
                                 Sachs




Underwriters for #1
Lehman Brothers
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Salomon Smith Barney
Fleet Securities
State Street Capital Markets
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets Inc.
Colby North Bridge Securities
Dain Rauscher Inc.
Fahnestock & Co. Inc.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Purdential Securities
Ramirez & Co., Inc.
Raymond James & Associates Inc.
Tucker Anthony Incorporated




Underwriters for #2
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Dain Rauscher Inc.
First Albany Corporation
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
UBS PaineWebber Inc.
Ramirez & Co., Inc.
Roosevelt & Cross, Inc.
Advest, Inc.
Apex Pryor Securities
M.R. Beal & Company
CIBC World Markets Corp.
Lebenthal & Co., Inc.
Quick & Reilly, Inc.
Siebert Brandford Shank & Co.